Exhibit 99

Snap-on Announces First Quarter 2013 Results

Diluted EPS of $1.40 increases 15.7%;
Operating earnings before financial services of 14.5% of sales improves 120 basis points

KENOSHA, Wis.--(BUSINESS WIRE)--April 18, 2013--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the first quarter of 2013.

  Sales of $741.7 million increased $6.5 million, or 0.9%, from 2012 levels; excluding $4.3 million of unfavorable foreign currency translation, organic sales increased 1.5%.
  Operating earnings before financial services of $107.8 million improved to 14.5% of sales as compared to $97.5 million, or 13.3% of sales, last year.
  Financial services operating earnings of $30.5 million increased $6.6 million from 2012 levels.
  Consolidated operating earnings of $138.3 million improved to 17.6% of revenues (net sales plus financial services revenue) as compared to $121.4 million, or 15.7% of revenues, last year.
  Net earnings of $82.8 million, or $1.40 per diluted share, compares with net earnings of $71.0 million, or $1.21 per diluted share, a year ago.

“We’re encouraged with our first quarter performance, which included a significant improvement in operating margin and a 15.7% increase in diluted earnings per share, despite continuing headwinds that are impacting specific areas of our business,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “We’re focused on our Snap-on Value Creation Processes and are committed to our decisive strategic initiatives…enhancing the van network…expanding with repair shop owners and managers…extending to critical industries…and building in emerging markets. We believe it’s that effective balance which, once again, has enabled progress along our runways for growth and improvement, and has authored the positive performance evident in the first quarter results. I thank our franchisees and associates for their ongoing contributions. Without their capability, energy and dedication, these results would not have been possible.”

Segment Results

Commercial & Industrial Group segment sales of $266.4 million in the quarter decreased $20.1 million, or 7.0%, from 2012 levels primarily due to lower sales to the military and in the segment’s European-based hand tools business as a result of ongoing economic weakness in that region. Excluding $2.2 million of unfavorable foreign currency translation, organic sales in the quarter decreased 6.3%.

Operating earnings of $30.6 million in the period increased $1.4 million, or 4.8%, from 2012 levels, and the operating margin (operating earnings as a percentage of segment sales) of 11.5% improved from 10.2% a year ago.

Snap-on Tools Group segment sales of $327.3 million in the quarter rose $10.7 million, or 3.4%, from 2012 levels, reflecting sales gains across both the company’s U.S. and international franchise operations. Excluding $0.9 million of unfavorable foreign currency translation, organic sales increased 3.7%.

Operating earnings of $47.2 million in the period increased $1.1 million, or 2.4%, from 2012 levels and the operating margin of 14.4% compared with 14.6% a year ago.

Repair Systems & Information Group segment sales of $246.1 million in the quarter increased $20.0 million, or 8.8%, from 2012 levels primarily due to higher sales to Original Equipment Manufacturer (OEM) dealerships and gains in sales of diagnostics and repair information products to repair shop owners and managers. Excluding $1.0 million of unfavorable foreign currency translation, organic sales in the quarter rose 9.3%.

Operating earnings of $56.5 million in the period increased $7.9 million, or 16.3%, from 2012 levels and the operating margin of 23.0% increased from 21.5% a year ago.

Financial Services operating earnings of $30.5 million on revenue of $44.0 million in the quarter compared with operating earnings of $23.9 million on revenue of $38.0 million a year ago.

Corporate expenses of $26.5 million in the quarter compared with $26.4 million last year.

Outlook

In 2013, Snap-on expects to continue with the advancement of its strategic framework designed to enhance its mobile tool distribution network, expand in the vehicle repair garage, extend to critical industries and build in emerging markets. In pursuit of these initiatives, Snap-on continues to anticipate that capital expenditures in 2013 will be in a range of $70 million to $80 million. Snap-on also expects that its full year 2013 effective income tax rate will be comparable to its 2012 rate.

Conference Call and Webcast April 18, 2013, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, April 18, 2013, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, including the accompanying slide presentation, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $2.9 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012

Net sales	$741.7	$735.2
Cost of goods sold	(384.8)	(387.5)
Gross profit	356.9	347.7
Operating expenses	(249.1)	(250.2)
Operating earnings before financial services	107.8	97.5

Financial services revenue	44.0	38.0
Financial services expenses	(13.5)	(14.1)
Operating earnings from financial services	30.5	23.9

Operating earnings	138.3	121.4
Interest expense	(13.6)	(13.9)
Other income (expense) – net	(0.6)	(0.4)
Earnings before income taxes and equity earnings (loss)	124.1	107.1
Income tax expense	(38.8)	(35.2)
Earnings before equity earnings (loss)	85.3	71.9
Equity earnings (loss), net of tax	(0.2)	1.1
Net earnings	85.1	73.0
Net earnings attributable to noncontrolling interests	(2.3)	(2.0)
Net earnings attributable to Snap-on Inc.	$82.8	$71.0

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.42	$1.22
Diluted	1.40	1.21

Weighted-average shares outstanding:
Basic	58.3	58.2
Effect of dilutive options	0.9	0.6
Diluted	59.2	58.8

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012

Net sales:
Commercial & Industrial Group	$266.4	$286.5
Snap-on Tools Group	327.3	316.6
Repair Systems & Information Group	246.1	226.1
Segment net sales	839.8	829.2
Intersegment eliminations	(98.1)	(94.0)
Total net sales	$741.7	$735.2
Financial Services revenue	44.0	38.0
Total revenues	$785.7	$773.2

Operating earnings:
Commercial & Industrial Group	$30.6	$29.2
Snap-on Tools Group	47.2	46.1
Repair Systems & Information Group	56.5	48.6
Financial Services	30.5	23.9
Segment operating earnings	164.8	147.8
Corporate	(26.5)	(26.4)
Operating earnings	$138.3	$121.4
Interest expense	(13.6)	(13.9)
Other income (expense) – net	(0.6)	(0.4)
Earnings before income taxes and equity earnings (loss)	$124.1	$107.1

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	March 30,	December 29,
	2013	2012

Assets
Cash and cash equivalents	$213.6	$214.5
Trade and other accounts receivable – net	500.2	497.9
Finance receivables – net	329.3	323.1
Contract receivables – net	58.6	62.7
Inventories – net	401.3	404.2
Deferred income tax assets	73.1	81.8
Prepaid expenses and other assets	99.7	84.8
Total current assets	1,675.8	1,669.0

Property and equipment – net	372.3	375.2
Deferred income tax assets	107.2	110.4
Long-term finance receivables – net	502.6	494.6
Long-term contract receivables – net	201.6	194.4
Goodwill	800.3	807.4
Other intangibles – net	185.5	187.2
Other assets	57.9	64.1
Total assets	$3,903.2	$3,902.3

Liabilities and Equity
Notes payable and current maturities of long-term debt	$111.4	$5.2
Accounts payable	148.7	142.5
Accrued benefits	50.7	50.6
Accrued compensation	62.2	88.3
Franchisee deposits	51.5	54.7
Other accrued liabilities	245.2	247.9
Total current liabilities	669.7	589.2

Long-term debt	868.0	970.4
Deferred income tax liabilities	133.8	127.1
Retiree health care benefits	47.2	48.4
Pension liabilities	252.9	260.7
Other long-term liabilities	85.2	87.5
Total liabilities	2,056.8	2,083.3

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	203.1	204.6
Retained earnings	2,127.3	2,067.0
Accumulated other comprehensive loss	(146.5)	(124.2)
Treasury stock at cost	(421.8)	(412.7)
Total shareholders' equity attributable to Snap-on Inc.	1,829.5	1,802.1
Noncontrolling interests	16.9	16.9
Total equity	1,846.4	1,819.0
Total liabilities and equity	$3,903.2	$3,902.3

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012

Operating activities:
Net earnings	$85.1	$73.0
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.5	12.6
Amortization of other intangibles	6.3	6.4
Provision for losses on finance receivables	3.9	3.9
Provision for losses on non-finance receivables	4.1	2.8
Stock-based compensation expense	9.5	8.7
Excess tax benefits from stock-based compensation	(4.0)	(2.0)
Deferred income tax provision	14.4	13.4
Gain on sale of assets	(0.1)	(0.8)
Changes in operating assets and liabilities:
(Increase) decrease in trade and other accounts receivable	(12.3)	3.0
Increase in contract receivables	(6.5)	(4.2)
Increase in inventories	(3.1)	(4.1)
Increase in prepaid and other assets	(9.3)	(20.4)
Increase in accounts payable	9.9	15.0
Decrease in accruals and other liabilities	(34.7)	(42.3)
Net cash provided by operating activities	75.7	65.0

Investing activities:
Additions to finance receivables	(144.4)	(135.5)
Collections of finance receivables	122.5	106.1
Capital expenditures	(14.7)	(21.8)
Disposal of property and equipment	0.3	1.9
Other	(10.2)	-
Net cash used by investing activities	(46.5)	(49.3)

Financing activities:
Proceeds from short-term borrowings	-	6.5
Repayments of short-term borrowings	(0.5)	(7.7)
Net increase (decrease) in other short-term borrowings	6.6	(1.0)
Cash dividends paid	(22.1)	(20.1)
Purchase of treasury stock	(21.7)	(29.9)
Proceeds from stock purchase and option plans	7.4	13.3
Excess tax benefits from stock-based compensation	4.0	2.0
Other	(3.0)	(3.6)
Net cash used by financing activities	(29.3)	(40.5)

Effect of exchange rate changes on cash and cash equivalents	(0.8)	0.8
Decrease in cash and cash equivalents	(0.9)	(24.0)

Cash and cash equivalents at beginning of year	214.5	185.6
Cash and cash equivalents at end of period	$213.6	$161.6

Supplemental cash flow disclosures:
Cash paid for interest	$(25.9)	$(26.2)
Net cash paid for income taxes	(21.6)	(6.9)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	March 30,	March 31,	March 30,	March 31,
	2013	2012	2013	2012

Net sales	$741.7	$735.2	$-	$-
Cost of goods sold	(384.8)	(387.5)	-	-
Gross profit	356.9	347.7	-	-
Operating expenses	(249.1)	(250.2)	-	-
Operating earnings before financial services	107.8	97.5	-	-

Financial services revenue	-	-	44.0	38.0
Financial services expenses	-	-	(13.5)	(14.1)
Operating earnings from financial services	-	-	30.5	23.9

Operating earnings	107.8	97.5	30.5	23.9
Interest expense	(13.2)	(13.6)	(0.4)	(0.3)
Intersegment interest income (expense) – net	11.3	9.8	(11.3)	(9.8)
Other income (expense) – net	(0.7)	(0.4)	0.1	-
Earnings before income taxes and equity earnings (loss)	105.2	93.3	18.9	13.8
Income tax expense	(31.9)	(30.1)	(6.9)	(5.1)
Earnings before equity earnings (loss)	73.3	63.2	12.0	8.7
Financial services – net earnings attributable to Snap-on Inc.	12.0	8.7	-	-
Equity earnings (loss), net of tax	(0.2)	1.1	-	-
Net earnings	85.1	73.0	12.0	8.7
Net earnings attributable to noncontrolling interests	(2.3)	(2.0)	-	-
Net earnings attributable to Snap-on Inc.	$82.8	$71.0	$12.0	$8.7

*	Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	March 30,	December 29,	March 30,	December 29,
	2013	2012	2013	2012

Assets
Cash and cash equivalents	$209.3	$211.2	$4.3	$3.3
Intersegment receivables	12.7	14.1	-	-
Trade and other accounts receivable – net	499.8	497.5	0.4	0.4
Finance receivables – net	-	-	329.3	323.1
Contract receivables – net	7.5	7.4	51.1	55.3
Inventories – net	401.3	404.2	-	-
Deferred income tax assets	61.1	68.8	12.0	13.0
Prepaid expenses and other assets	103.2	88.3	1.1	1.0
Total current assets	1,294.9	1,291.5	398.2	396.1

Property and equipment – net	370.4	373.2	1.9	2.0
Investment in Financial Services	172.3	165.3	-	-
Deferred income tax assets	107.0	110.2	0.2	0.2
Long-term finance receivables – net	-	-	502.6	494.6
Long-term contract receivables – net	12.1	12.1	189.5	182.3
Goodwill	800.3	807.4	-	-
Other intangibles – net	185.5	187.2	-	-
Other assets	59.2	65.3	1.0	1.1
Total assets	$3,001.7	$3,012.2	$1,093.4	$1,076.3

Liabilities and Equity
Notes payable and current maturities of long-term debt	$13.2	$5.2	$98.2	$-
Accounts payable	148.2	142.1	0.5	0.4
Intersegment payables	-	-	12.7	14.1
Accrued benefits	50.6	50.6	0.1	-
Accrued compensation	60.9	84.9	1.3	3.4
Franchisee deposits	51.5	54.7	-	-
Other accrued liabilities	224.9	207.8	27.2	46.9
Total current liabilities	549.3	545.3	140.0	64.8

Long-term debt and intersegment long-term debt	105.0	143.2	763.0	827.2
Deferred income tax liabilities	132.8	125.7	1.0	1.4
Retiree health care benefits	47.2	48.4	-	-
Pension liabilities	252.9	260.7	-	-
Other long-term liabilities	68.1	69.9	17.1	17.6
Total liabilities	1,155.3	1,193.2	921.1	911.0

Total shareholders' equity attributable to Snap-on Inc.	1,829.5	1,802.1	172.3	165.3
Noncontrolling interests	16.9	16.9	-	-
Total equity	1,846.4	1,819.0	172.3	165.3
Total liabilities and equity	$3,001.7	$3,012.2	$1,093.4	$1,076.3

*	Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski, 262/656-6121
or
Media:
Richard Secor, 262/656-5561